Exhibit 4.36

***Certain portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions have been filed separately with the Securities and Exchange Commission.

PRIVATE & CONFIDENTIAL

AGREEMENT

BETWEEN:

ADAPTIMMUNE LIMITED (1)

and

UNIVERSAL CELLS, INC. (2)

HLA/AAV Sub-Licence

This HLA/AAV Sublicence AGREEMENT (the “Sub-Licence”) is made as of the 25th day of November 2015 (the “Effective Date”) by and between:

(1)           ADAPTIMMUNE LIMITED, a company incorporated in England and Wales with its registered address at 101 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY (“Adaptimmune”);

and

(2)           UNIVERSAL CELLS, INC., a company incorporated in the State of Washington with principal office at 720 Broadway, Seattle, WA 98122 (“Universal”).

Background

(A)          WHEREAS Universal has taken a licence from the University of Washington in relation to certain Intellectual Property Rights for Gene Editing Technology, HLA Engineering Technology and a cell line (defined further below) and has certain related know-how (defined below as the AAV/HLA-Engineering Licence);

(B)          WHEREAS Universal and Adaptimmune have entered into a Research and Collaboration Licence Agreement on or about the Effective Date which provides for entry into a sub-licence under the AAV/HLA-Engineering Licence; and

(C)          WHEREAS the parties have agreed to a sublicence under the AAV/HLA-Engineering Licence on the terms and conditions set out below.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Universal and Adaptimmune intending to be legally bound, agree as follows:

1.             Definitions.

For purposes of interpreting this Agreement, the following terms have the following meanings ascribed to them:

1.1. “Confidential Information” means any information or materials (biological, chemical, or otherwise) disclosed by University and not generally known to the public, including any information comprised of those materials, and including without limitation the inventions covered by the Licensed Patents and in each case provided under the AAV/HLA-Engineering Licence. Confidential Information does not include any information that:

1.1.1.      is or becomes part of the public domain through no fault of receiving Party;

1.1.2.      is known to receiving Party prior to the disclosure by the disclosing Party, as evidenced by documentation;

1.1.3.      is publicly released as authorized under this Agreement by University, its employees or agents;

1.1.4.      is subsequently obtained by a Party from a Third Party who is authorized to have such information; or

1.1.5.      is independently developed by a Party without reliance on any portion of the Confidential Information received from the disclosing Party and without any breach of this Agreement as evidenced by documentation.

1.2.         “Event of Force Majeure” means an unforeseeable act that wholly prevents a Party from performing one or more of its material duties under this Agreement and that is outside of the reasonable control of the Party.  An Event of Force Majeure includes acts of war or of Nature, insurrection and riot, and labor strikes.  An Event of Force Majeure does not mean a Party’s inability to obtain a Third Party’s consent to any act or omission.

1.3.         “Group 2 Scope” means co-exclusive for the construction, sale and use of cell lines derived from Stem Cells using Group 2 Licensed Patents specifically for: i) in vitro discovery and development of pharmaceutical agents; ii) in vitro discovery, development and validation of diagnostic targets; and iii) in vitro development of engineered cell lines for bioproduction of pharmaceutical agents; exclusive for the development and use of therapeutic products where the construction or manufacture of the therapeutic product itself utilized Group 2 Licensed Patents and in each case within the Fields of Use.

1.4.         “AAV/HLA-engineering Licence” means the Licence and Material Transfer Agreement between Universal and the University dated 27 June 2014 and attached as Schedule 5;

1.5.         “Product Family 1” means Licensed Products that are vectors or cell lines for research and development purposes. “Product Family 2” means Licensed Products in a therapeutic.

1.6.         “Fields of Use” means immunotherapy and wherein the administered product or therapy incorporates a form of T-cells including, but without limitation, genetically engineered T-cells or stem cell derived T-cells.

1.7.         “Licensed Materials” means the materials provided by Universal to Company, which were originally provided by University under the AAV/HLA-engineering licence (including those listed in Exhibit B), and includes any Licensed Materials contained within materials derived by Adaptimmune or Universal under the Research and Collaboration Agreement from such Licensed Materials.

1.8.         “Licensed Patents” means the patents and patent applications (including all provisional, nonprovisional, and PCT patent applications, and all national stage and foreign equivalents of the foregoing, accordingly) listed in Section A1 “Licensed Patents” of attached Exhibit A “Patent License Schedule”, all divisionals and continuations of these patent applications, all patents issuing from these applications, divisionals, and continuations and any reissues, reexaminations and extensions of these patents including any foreign equivalents of such listed patent applications and patents or patent applications claiming priority from such listed patent applications.  Claims in continuations-in-part applications are included in Licensed Patents only to the extent such claims are supported by a patent or patent application set forth in Section A1 “Licensed Patents” of Exhibit A “Patent License Schedule” to benefit from the priority date of such patent or patent application and to the extent such claims are not encumbered by Third Party rights.

1.9.         “Licensed Product” means “Products” as defined under the Research and Collaboration Agreement.

1.10.       “Research and Collaboration Agreement” means the agreement between the parties of date on or around the Effective Date and entitled “RESEARCH COLLABORATION AND LICENCE AGREEMENT RELATING TO GENE EDITING AND HLA-ENGINEERING TECHNOLOGY”

1.11.       “Territory” means worldwide.

1.12.       “Third Party” means an individual or entity other than Adaptimmune and Universal.

1.13.       “Valid Claim” means (i) a claim in an issued and unexpired patent included in the Licensed Patents that: (a) has not been  held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and not subject to appeal, (b) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (c) has not been lost through an interference, re-examination, or reissue proceeding; or (ii) a pending claim of a pending patent application included in the Licensed Patents.

2.             Term.

The term of this Sub-licence will commence on the Effective Date and, unless terminated earlier as provided in Article 8 “Termination”, will expire on the date on which no Valid Claim in a Licensed Patent is pending or subsisting in any country in the Territory.

3.             Grant of License.

3.1.         Adaptimmune’s Rights.

3.1.1.      License Grant for Group 1 Licensed Patents.  Subject to the terms and conditions of this Agreement, Universal hereby grants to Adaptimmune, and Adaptimmune hereby accepts, a non-exclusive sub-license under Universal’s rights in Group 1 Licensed Patents to make, have made on Adaptimmune’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use.

3.1.2.      License Grant for Group 2 Licensed Patents.  Subject to the terms and conditions of this Agreement, Universal hereby grants to Adaptimmune, and Adaptimmune hereby accepts, a sub-license with scope restricted co-exclusivity and scope restricted exclusivity as defined in Group 2 Scope, under Universal’s rights in Group 2 Licensed Patents to make, have made on Adaptimmune’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use.  Universal will not grant to any Third Party any sub-license under the Group 2 Licensed Patents for the use, offering to sell, sale, disposal or making of any products within the Field of Use.

3.1.3.      License Grant for Group 3 Licensed Patents.  Subject to the terms and conditions of this Agreement, Universal hereby grants to Adaptimmune, and Adaptimmune hereby accepts, an exclusive sub-license under Universal’s rights in Group 3 Licensed Patents to make, have made on Adaptimmune’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use.  Universal will not grant to any Third Party any sub-license under the Group 3 Licensed Patents for the use, offering to sell, sale, disposal or making of any products within the Field of Use.

3.1.4.      License Grant for Licensed Materials.  Subject to the terms and conditions of this Agreement, Universal hereby grants to Adaptimmune,and Adaptimmune hereby accepts, a non-exclusive sub-license under Universal’s rights in Licensed Materials to use the Licensed Materials in research and development activities related to the Licensed Products, and in the creation of Licensed Products.  For avoidance of doubt, Adaptimmune is not granted the right to use Licensed Materials other than in the development of Licensed Product, or in the construction or manufacture of Licensed Product.

3.1.5.      Sublicenses.  Adaptimmune may sublicense its rights under this Sublicense to its Affiliates without any need for prior consent from Universal and provided that such Affiliates agree to substantially the same terms as contained in this Sub-licence and Adaptimmune remains responsible for the compliance and performance of such Affiliates with the terms of this Sub-licence.

3.1.6.      Provision of Agreement to University. Adaptimmune agrees that a copy of this Agreement may be provided to the University as required by the terms of the AAV/HLA-engineering licence. Universal will use reasonable efforts to ensure that the University keeps the terms of this Agreement confidential.

3.1.7.      The license granted in this Agreement is limited to the inventions that are expressly claimed in the Licensed Patents.  No provision of this Agreement grants Adaptimmune, by implication, estoppel or otherwise, any rights other than the rights expressly granted it in this Agreement to the Licensed Patents, Licensed Materials, or to any other University-owned technology, materials, patent applications, or patents.

3.2.         The United States Government’s Rights.  The inventions covered in the Licensed Patents arose, in whole or in part, from federally supported research and the federal government of the United States of America has certain rights in and to the Licensed Patents as those rights are described in Chapter 18, Title 35 of the United States Code and accounting regulations, including Part 401, Chapter 37 of the Code of Federal Regulation. The Parties’ rights and obligations under this Agreement to any government-funded inventions, including the grant of sub-license set forth in Subsection 3.1.1, are subject to the applicable terms of the aforementioned United States laws.

3.3.         University’s Reservation of Rights.  To the extent required by the University under the AAV/HLA-engineering Licence, Universal retains for itself an irrevocable, nonexclusive license to make, have made, and use products, processes, and other subject matter covered by the Licensed Patents or Licensed Materials in the Field of Use for academic research, medical, instructional, or any other academic purpose.  Expressly included within this University reservation of rights is the right (i) to use the Licensed Patents in sponsored research or collaborative research with any Third Party but only to the extent no such Third Party is granted any rights to the Licensed Patents or to commercialize Licensed Products, (ii) to grant material transfer agreements to materials whose composition of matter is covered by the Licensed Patents where the use of such materials is restricted to academic research, medical, instructional, or any other academic purpose, and (iii) to publish any information included in the Licensed Patents or any other information that may result from University’s research. Universal will use reasonable efforts to (a) within a reasonable period of time after the Effective Date, request from the University prior notice of any sponsored research or collaborative research with any commercial Third Party and obtain University’s agreement to such provision; (b) ensure that any publication (to the extent University provides notice of such publication to Universal) does not impact on the ability of the University to obtain patent protection in relation to any of the Licensed Patents.

3.4.         Mandatory Sublicensing.

3.4.1.      Under the AAV/HLA-engineering licence, the University has the right to request mandatory sublicensing in certain fields. Universal will use reasonable efforts to obtain from the University as soon as reasonably possible after the Effective Date a written confirmation that such mandatory sublicensing shall not apply in relation to mandatory sublicensing in the Fields of Use during the term of the Research and Collaboration Agreement provided Adaptimmune is complying with the terms of the Research and Collaboration Agreement.

3.4.2.      If Universal receives notice under the AAV/HLA-engineering licence that the University has been solicited by a Third Party who wishes to license Licensed Patents for any field within the Field of Use that Adaptimmune or Universal is not diligently pursuing (hereinafter “Third Party Field”), Universal shall so notify Adaptimmune, and Adaptimmune shall be entitled to be actively involved in any notifications made to University in relation to such Third Party Field notification from University.  Universal and Adaptimmune shall discuss which of the following options should be exercised in response to such University’s notification:

3.4.2.1.           Development Plan. Provide University with a reasonable rationale as to why offering a sublicense in Third Party Field would be competitive with market opportunity Adaptimmune or Universal is either actively pursuing, or planning on pursuing; or

3.4.2.2.           Direct Grant. Universal to grant a sublicense to the said soliciting Third Party in the Third Party Field on commercially reasonable licence terms, such terms being subject to review and approval by Adaptimmune. Adaptimmune will not unreasonably withhold or delay its review and approval of such terms, but will be involved in discussions relating to the scope of any sublicense granted and the terms applicable to such grant.

3.4.3.      University Direct Grant.  Adaptimmune understands that if Universal has not proceeded under either Subsection 3.4.2.1 or 3.4.2.2 within ninety (90) days of notification to Universal by University under AAV/HLA-engineering licence, University may directly grant a license to such Third Party in the Third Party Field for the benefit of University exclusive of any benefit to Adaptimmune. Universal and Adaptimmune will work together to ensure that one of the options under 3.4.2.1 or 3.4.2.2 is taken within the ninety (90) day period.

4.             Applications and Patents.

4.1.         Patent Application Filings during the Term of this Agreement.

4.1.1.      University Prosecutes Patents.  Adaptimmune understands that the University retains the sole and exclusive right to file or otherwise prosecute Licensed Patents.  Universal shall use reasonable efforts to copy Adaptimmune on any material correspondence, material filings or other material communications relating to the prosecution of the Licensed Patents to the extent relevant to the Fields of Use and in each case (a) which relate to the filing or not filing of any patent application or patent, the lapse of any patent or patent application, in which the scope of any claims are restricted or narrowed, any third party observations or oppositions or any communication where any patent office indicates any claim is invalid or insufficient for any reason and any response to such patent office communication; and (b) to the extent possible under the AAV/HLA-engineering Licence will provide Adaptimmune with an opportunity to comment on any proposed response, including the countries in which any patent application or patent is filed.

4.1.2.      University’s Independent Patent Filings.  Universal shall immediately notify Adaptimmune where University wishes to file, prosecute or maintain any Licensed Patents in a country that Universal does not wish the University to file in.

4.2.         Maintenance of Licensed Patents.  Universal shall notify Adaptimmune on a timely basis of any failure on its part to comply with any reimbursement or other payment obligation under the AAV/HLA-engineering licence or other default which may cause or result in any Licensed Patent to cease to fall within the Sub-licence or which might result in any Licensed Patent lapsing or ceasing to be filed, prosecuted or maintained. Such notice shall where possible be provided in sufficient time for Adaptimmune to correct any non-payment or reimbursement obligation of Universal. Any correction made by Adaptimmune shall be reimbursed in full by Universal.

4.3.         Ownership of the Licensed Patents.  No provision of this Agreement grants Adaptimmune any rights, titles, or interests (except for the grant of license in Subsection 3.1.1 “License Grant” of this Agreement) in the Licensed Patents.

5.             Commercialization.

5.1.         Covenants Regarding the Manufacture of Licensed Products.  Adaptimmune hereby covenants and agrees that the manufacture, use, sale, or transfer of Licensed Products will comply with all applicable federal and state laws, including all federal export laws and regulations.  Adaptimmune understands that there is a requirement under the AAV/HLA-engineering licence requiring that all products embodying or produced through the use of an invention that is subject to the rights of the federal government of the United States of America shall be substantially manufactured in the United States of America. Due to the nature of the product concerned, Universal understand that this may not always be commercially feasible and hence Universal agrees to work with Adaptimmune and to approach the University on a timely basis during the performance of the Research Plan (as defined in the Research and Collaboration Agreement)  to obtain waiver from the University in relation to such manufacture and as permitted in accordance with 35 United States Code Section 204.

5.2.         Use of University’s Name and Trademarks or the Names of University Faculty, Staff, or Students.  No provision of this Agreement grants Adaptimmune or any of its Sublicensees any right or license to use the name or trademarks of University or the names or identities of any member of the faculty, staff, or student body of University.  Adaptimmune shall not use, and shall not permit a Sublicensee to use, any such trademarks, names, or identities without University’s and, as the case may be, such member’s prior written approval.

5.3.         Records Retention and Audit Rights.

5.3.1.      Records Retained.  Throughout the term of this Agreement and for 5 years thereafter, Adaptimmune, at its expense, shall keep and maintain and shall cause each Sublicensee to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the term of this Agreement and all other records related to this Agreement.

5.3.2.      Auditing Rights.  Adaptimmune shall permit, at the request of University, one or more accountants selected exclusively by the University (“Accountants”) to have access to Adaptimmune’s records and books of account pertaining to this Agreement, but not more than once per calendar year.  Accountants’ access will be during ordinary working hours to audit Adaptimmune’s records for any payment period ending prior to such request, the correctness of any report or payment made by Universal under this Agreement, or to obtain information as to the payments due for any period in the case of failure of Adaptimmune to report pursuant to the terms of this Agreement. Any such inspection shall be subject to Accountants signing confidentiality agreements with Adaptimmune to ensure the confidentiality of Adaptimmune’s information. Access under this clause shall only be provided to records relating to sales of Licensed Products and not to any other products or services. The cost of any audit under this clause shall be at the cost of the University.

5.3.3.      Scope of Disclosure.  Accountants shall not disclose to University any information relating to the business of Adaptimmune except that which is necessary to inform University of: the accuracy or inaccuracy of Adaptimmune’s reports provided to Universal under this Agreement (and which Universal subsequently provides to University under the AAV/HLA-engineering licence); and the extent of any inaccuracy or noncompliance.

6.             Infringement.

6.1.         Third-Party Infringement of a Licensed Patent.

6.1.1.      Notice of Third Party’s Infringement.  If a Party learns of substantial, credible evidence that a Third Party is infringing a Licensed Patent in the Field of Use in the Territory, that Party will promptly deliver written notice of the possible infringement to the other Party, describing in detail all relevant information to which that Party has access or control suggesting infringement of the Licensed Patent. Adaptimmune understands that under the terms of the AAV/HLA-engineering licence, Universal is not able to grant a right to Adaptimmune to enforce the Licensed Patents. Universal will work with Adaptimmune in relation to the exercise of Universal’s rights to enforce and prosecute an infringement or potential infringement action under the AAV/HLA-engineering licence and to the extent permitted by the University, will permit Adaptimmune to be present at any court hearings, material meeting or other actions taken in relation to enforcement of the Licensed Patents to the extent in each case relevant to the Fields of Use or scope of Research and Collaboration Agreement. To the extent Universal proposes to settle any action for infringement or potential infringement, Universal will discuss and obtain Adaptimmune’s approval to such settlement, such approval not to be unreasonably withheld or delayed. To the extent the University has control of any infringement suit or action under the AAV/HLA-engineering licence, Universal will to the extent permitted by University keep Adaptimmune informed of the progress of such infringement suit or action and permit Adaptimmune to be actively involved in such infringement suit or action including the terms of any sublicense proposed to be granted by the University. Any involvement of Adaptimmune shall be at Adaptimmune’s cost and expense save where University requests any assistance from Adaptimmune, in which case University shall pay for any direct associated expenses related to provision of such assistance.

7.             Patent Validity.

7.1.         Notice and Investigation of Third Party Challenges.  If any Third Party challenges the validity or enforceability of any of the Licensed Patents, the Party having such information shall immediately notify the other Party. Universal shall keep Adaptimmune informed of the status of any defense of any claim challenging validity or enforceability, where the University assumes control and defense of the claim in accordance with the terms of the AAV/HLA-engineering licence. Where Universal assumes the defense of any such claim, Universal will cooperate with Adaptimmune and enable Adaptimmune to be actively involved in the defense of such claim and any decisions taken in relation to such claim at Adaptimmune’s cost and expense.

7.2.         Enforceability of Licensed Patents.  Notwithstanding challenge by any Third Party, any Licensed Patent will be enforceable under this Agreement until such Licensed Patent is determined to be invalid.

8.             Termination.

8.1.         By Universal.

8.1.1.      Breach by Adaptimmune.  If Adaptimmune breaches or fails to perform one or more of its material duties under this Agreement, Universal may deliver to Adaptimmune a written notice of default.  Universal may terminate this Agreement by delivering to

Adaptimmune a written notice of termination if the default has not cured in full within 60 days of the delivery to Adaptimmune of the notice of default.

8.1.2.      Events of Default.  Universal may terminate this Agreement by delivering to Adaptimmune a written notice of termination at least 10 days prior to the date of termination if Adaptimmune (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that Adaptimmune fails to have released within 30 days after filing; (iii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed;  (iv) makes a general assignment for the benefit of creditors; or (v) if Adaptimmune challenges the validity of the Licensed Patents.

8.2.         By Adaptimmune.  Adaptimmune may terminate this Agreement at any time by delivering to University a written notice of termination at least 60 days prior to the effective date of termination.

8.3.         Automatic termination. This Agreement shall automatically terminate on termination of the Research and Collaboration Agreement.

8.4.         Effect of Termination.

8.4.1.      License Terminated.  After termination of this Agreement, Adaptimmune shall destroy Licensed Materials, and Adaptimmune shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products.

8.5.         Right to continue licence on termination of AAV/HLA-engineering licence.  Universal shall notify Adaptimmune immediately if it receives any notice of termination of the AAV/HLA-engineering licence and of any actual termination of the AAV/HLA-engineering licence. At any time within 30 days following termination of the AAV/HLA-engineering licence, Adaptimmune may notify University and Universal that it wishes to enter into a direct license with University in order to retain its rights to the Licensed Patents and/or Licensed Materials granted to it under its Sublicense (such 30-day period following termination, the “Initial Notice Period”).  Following receipt of such notice, Universal shall procure (to the extent necessary under the AAV/HLA-engineering licence) that University and Adaptimmune shall enter into a license agreement the terms of which shall be substantially similar to the terms of the AAV/HLA-engineering licence; and the scope of such direct license, the licensed territory or the duration of the license grant shall be comparable to the corresponding terms granted under this Agreement; provided that Adaptimmune will be granted at least the same scope of rights as it obtained from Adaptimmune under this Agreement.  For the sake of clarity, the financial terms, including without limitation, the running royalty rate and milestone payments, shall be identical to the corresponding financial terms set forth in the AAV/HLA-engineering licence.  Notwithstanding the foregoing, Adaptimmune understands that its right to enter into such direct license shall be conditioned upon:

8.5.1.      Written Notification to University.  Adaptimmune informing University in writing, pursuant to Article 21 “Notices” of the AAV/HLA-engineering licence, that it wishes to enter into such direct license with University, within the Initial Notice Period;

8.5.2.      Good Standing.  Adaptimmune being in good standing with Universal under this Agreement, and this Agreement not being the subject of a dispute between Universal and Adaptimmune, or between Universal and University under the AAV/HLA-engineering licence;

8.5.3.      Valid Sublicense.  This Agreement having been validly entered into by Adaptimmune and Sublicensee pursuant to the terms of Section 3.1.5 “Sublicenses” of the AAV/HLA-engineering licence;

8.5.4.      Sublicensee Certification that Conditions Satisfied.  Adaptimmune using reasonable efforts to certify or otherwise demonstrate that the conditions set forth in this Section 8.5 have been met within 30 days of expiration of the Initial Notice Period (or within such longer period of time as University agrees is reasonable under the circumstances, based on the nature and extent of any documentation reasonably requested by University); and

8.5.5.      Time Limitations.  Such negotiations for a direct license not exceeding 90 days from the end of the 30-day (or longer, if applicable) period described in subsection 8.5.4 “Sublicensee Certification that Conditions Satisfied” (subject to extension of said 90-day period by mutual written agreement of University and Sublicensee).

University may, at its sole discretion, waive any of the above requirements.  Adaptimmune understands and Universal confirms that if all of the conditions set forth in this Section 8.5 are met, then Adaptimmune will be granted such direct license by University.  If any condition set forth in this Section 8.5 is not met, then after expiration of any time period granted to Adaptimmune with respect to meeting such condition , Adaptimmune shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products and University shall be free to license or not license Licensed Patents to Adaptimmune according to its sole discretion.

9.             Release, Indemnification, and Insurance.

9.1.         Adaptimmune’s Release.  For itself and its employees, Adaptimmune hereby releases University and its regents, employees, and agents forever from any suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of (i) the manufacture, use, lease, sale, or other disposition of a Licensed Product or Licensed Material; or (ii) the assigning or sublicensing of Adaptimmune’s rights under this Agreement.

9.2.         Adaptimmune’s Indemnification.  Throughout the term of this Agreement and thereafter, Adaptimmune shall indemnify, defend, and hold University and its regents, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the manufacture, use, lease, sale, or other disposition of a Licensed Product or Licensed Materials, including, without limitation, personal injury, property damage, breach of contract and warranty and products-liability claims relating to a Licensed Product or Licensed Materials and claims brought by a sublicensee of Adaptimmune.

9.3.         Universal’s Indemnification. Throughout the term of this Agreement and thereafter, Universal shall indemnify, defend and hold Adaptimmune and its employees and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of any breach by Universal (or any of its agents or employees) of the terms of the AAV/HLA-engineering licence.  Such indemnification shall not cover any suits, actions, claims, liabilities, demands, damages, losses or expenses to the extent arising as a result of Adaptimmune’s breach of the terms of this Agreement or failure to comply with Section 8.5 above.

9.4.         Adaptimmune’s Insurance.

9.4.1.      General Insurance Requirement.  Throughout the term of this Agreement, or during such period as the Parties shall agree in writing, Adaptimmune shall maintain in full force and effect commercial general liability (CGL) insurance, with single claim limits consistent with industry standards.  Such insurance policy will include coverage for claims arising under Section 9.2 above.

9.4.2.      Clinical Trial Liability Insurance.  Within thirty (30) days prior to the initiation of human clinical trials with respect to Licensed Product(s), Adaptimmune shall provide to Universal copies of certificates evidencing the existence and amount of clinical trials liability insurance following request from Universal for copies of such certificates.

10.          Warranties.

10.1.       Authority.  Each Party represents and warrants to the other Party that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such Party are necessary to authorize the Party’s execution or delivery of this Agreement.

11.2 Universal Representation and Warranty.  Universal represents and warrants that:

11.2.1 it has sufficient rights, title and interests of the Licensed Patents and Licensed Materials to grant the licenses to Adaptimmune as purported to be granted pursuant to this Agreement;

11.2.2 as at the Effective Date it is not in breach of any of the terms of the AAV/HLA-engineering Licence including any failure to perform or cause to happen or be performed any performance milestones specified in the AAV/HLA-engineering Licence.

10.2.       Disclaimers.

10.2.1.            General Disclaimers.  EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 11.1 “Authority” OF THIS AGREEMENT, UNIVERSAL AND ADAPTIMMUNE DISCLAIM AND EXCLUDE ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING EACH LICENSED PATENT AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES

OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.2.2.    Patent Disclaimers.  Adaptimmune understands that the University expressly disclaims any warranties concerning and makes no representations:

10.2.2.1.        Patent Issuance.  That the Licensed Patent(s) will be approved or will issue;

10.2.2.2.        Licensed Patent Validity/Scope.  Concerning the validity or scope of any Licensed Patent; or

10.2.2.3.        Non-Infringement.  That the manufacture, use, sale, lease or other disposition of a Licensed Product or Licensed Material will not infringe a Third Party’s patent or violate a Third Party’s intellectual property rights.

11.          Damages.

11.1.       Remedy Limitation.  EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL UNIVERITY BE LIABLE FOR (A) PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT AND (B) AND IN NO EVENT SHALL EITHER PARTY OR THE UNIVERSITY BE LIABLE FOR LOST PROFITS (OTHER THAN IN THE CASE OF THE PARTIES DIRECT LOSS OF PROFITS ARISING AS A RESULT OF A BREACH OF CONFIDENTIALITY), LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND.

11.2.               Damage Cap.  IN NO EVENT WILL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED THE AMOUNT OF PAYMENTS PAID TO UNIVERSITY BY UNIVERSAL UNDER THE AAV/HLA-ENGINEERING LICENCE.  THIS LIMITATION WILL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

12.          Amendment and Waiver.

This Agreement may be amended from time to time only by a written instrument signed by the Parties.  No term or provision of this Agreement will be waived and no breach excused unless such waiver or consent will be in writing and signed by the Party claimed to have waived or consented.  No waiver of a breach will be deemed to be a waiver of a different or subsequent breach.

13.          Assignment.

The rights and licenses granted by Universal in this Agreement are personal to Adaptimmune and Adaptimmune shall not assign its interest or delegate its duties under this Agreement without the written consent of Universal; any such assignment or delegation made without written consent of Universal will not release Adaptimmune from its obligations under this Agreement. The preceding sentence notwithstanding, Adaptimmune, without the prior approval of Universal, may assign all, but no less than all, its rights and delegate all, but no less than all, its duties under this Agreement to a Third Party provided that:

(i)            the assignment is made to such Third Party as a part of and in connection with (a) the sale by Adaptimmune of all but no less than all of its assets to the Third Party, (b) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Adaptimmune of a majority interest in Adaptimmune to the Third Party, or (c) the merger of Adaptimmune into the Third Party (each of the events described in part (a), (b) or (c) of this paragraph, an “Acquisition”),

(ii)           Adaptimmune obtains from such Third Party written agreement to honor all obligations under this Agreement accrued by Adaptimmune before Acquisition and all obligations under this Agreement to accrue by such Third Party assignee after Acquisition, including any and all financial obligations, and

(iii)          no later than 10 days after the close of the transaction pursuant to which such Acquisition is made, Adaptimmune shall provide written notice to Universal of the Acquisition, as well as a substitution of parties document, in which such Third Party assignee assumes responsibility for all of Adaptimmune’s outstanding and future obligations relating to this Agreement.  Any assignment made in violation of this Article will be void and will, without further act, cause the immediate termination of this Agreement, effective retroactively to the date of the Acquisition.

This Agreement will inure to the benefit of Adaptimmune and Universal and their respective permitted assignees and trustees.

14.          Confidentiality.

14.1.       Form of transfer.  Confidential Information may be conveyed in tangible or intangible form.    Disclosing Party must clearly mark its Confidential Information “confidential.”  If disclosing Party communicates Confidential Information in non-written form, it shall reduce such communications to writing, clearly mark it “confidential”, and provide a copy to receiving Party within 30 days of original communication at the address in Article 21 “Notices”.

14.2.               No Unauthorized Disclosure of Confidential Information.  Beginning on the Effective Date and continuing throughout the term of this Agreement and thereafter for a period of 5 years, receiving Party shall not disclose or otherwise make known or available to any Third Party any disclosing Party Confidential Information, without the express prior written consent of disclosing Party.  Notwithstanding the foregoing, receiving Party shall be permitted to disclose disclosing Party Confidential Information to (i) actual or potential investors, lenders, consultants, collaborators, sublicensees, or development partners, which disclosure will be made under conditions of confidentiality and limited use and (ii) its attorney or agent as reasonably required. In no event shall receiving Party incorporate or otherwise use disclosing Party’s Confidential Information in connection with any patent application filed by or on behalf of receiving Party.

Receiving Party shall restrict the use of disclosing Party’s Confidential Information exclusively to the terms of this Agreement.  Receiving Party shall use reasonable procedures to safeguard disclosing Party’s Confidential Information.

14.3.               Access to University Information.  University is an agency of the state of Washington and is subject to the Washington Public Records Act, RCW 42.56 et seq., (“Act”).  If University receives a request for public records under the Act for documents containing Adaptimmune Confidential Information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Universal notice of the request before releasing such documents.  Universal will provide such notice to Adaptimmune. Such notice will be provided in a timely manner to afford Adaptimmune sufficient time to review such documents and/or seek a protective order to the extent agreed as necessary with Universal in good faith and utilizing the procedures described in RCW 42.56.540

14.4.               Disclosure as Required by Law.  Either Party shall have the right to disclose the other Party’s Confidential Information as required by law or valid court order, provided that such Party shall inform the Party who owns such Confidential Information prior to such disclosure and shall limit the scope and recipient of disclosure to the extent required by such law or court order.

15.          Consent and Approvals.

Except as otherwise expressly provided, all consents or approvals required under the terms of this Agreement must be in writing and will not be unreasonably withheld or delayed.

16.          Construction.

The headings preceding and labeling the sections of this Agreement are for the purpose of identification only and will not in any event be employed or used for the purpose of construction or interpretation of any portion of this Agreement.  As used herein and where necessary, the singular includes the plural and vice versa, and masculine, feminine, and neuter expressions are interchangeable.

17.          Enforceability.

If a court of competent jurisdiction adjudges a provision of this Agreement unenforceable, invalid, or void, such determination will not impair the enforceability of any of the remaining provisions hereof and the provisions will remain in full force and effect.

18.          No Third-Party Beneficiaries.

No provision of this Agreement, express or implied, confers upon any person other than the Parties to this Agreement and the University any rights, remedies, obligations, or liabilities hereunder.

19.          Language.

Unless otherwise expressly provided in this Agreement, all notices, reports, and other documents and instruments that a Party hereto elects or is required by the terms of this Agreement to deliver to the other Party hereto will be in English.

20.          Notices.

All notices, requests, and other communications that a Party is required or elects to deliver will be in writing and will be delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other Party at its address set forth below or to another address as a Party may designate by notice given pursuant to this article:

If to Universal:	Universal Cells, Inc

Attn: Claudia Mitchell, CEO

720 Broadway

Seattle, WA 98122

Email: ***

If to Adaptimmune:	Adaptimmune Limited

Attn: Helen Tayton-Martin, COO

101 Park Drive, Milton Park, Abingdon

Oxfordshire, OX14 4RY

E-mail: *** with a copy to legal@adaptimmune.com

21.          Patent Marking.

Adaptimmune shall mark all material forms of Licensed Product(s)  or packaging pertaining thereto made and sold by Adaptimmune in the United States with patent marking conforming to 35 U.S.C. §287(a), as amended from time to time.  Such marking shall further identify the pendency of any U.S. patent application and/or any issued U.S. or foreign patent forming any part of the Licensed Patents.  All Licensed Product(s) shipped to or sold in other countries will be marked in such a manner as to provide notice to potential infringers pursuant to the patent law and practice of the country of manufacture or sale.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

22.          Publicity.

The Parties will cooperate with one another to review and respond to any press release or similar communication proposed by the other Party regarding the non-confidential subject matter of this Agreement. The specific content and timing of such press releases or similar communication is subject to mutual agreement by the Parties, which will not be unreasonably withheld.

23.          Relationship of Parties.

In entering into, and performing their duties under, this Agreement, the Parties are acting as independent contractors and independent employers.  No provision of this Agreement shall create or be construed as creating a partnership, joint venture, or agency relationship between the Parties.  No Party shall have the authority to act for or bind the other Party in any respect.

24.          Survival.

Immediately upon the termination or expiration of this Agreement all Company’s rights under this Agreement will terminate; provided, however, Company’s obligations that have accrued prior to the effective date of termination or expiration of this Agreement (e.g., the obligation to report and make payments on sales, leases, or dispositions of Licensed Products and to reimburse University for costs) and the obligations specified in Sections 6.1 “Payments” and 6.4 “Sales Reports” will survive.  The obligations and rights set forth in Sections 6.5 “Records Retention and Audit Rights” and 9.3 “Effect of Termination” and Articles 10 “Release, Indemnification, and Insurance”, 11 “Warranties”, 12 “Damages”, 15 “Confidentiality”, 29 “Applicable Law” and 30 “Forum Selection” will survive the termination or expiration of this Agreement.

25.          Collection Costs and Attorneys’ Fees.

If a Party fails to perform an obligation or otherwise breaches one or more of the terms of this Agreement, the other Party may recover from the non-performing breaching Party all its costs (including actual attorneys’ and investigative fees) to enforce the terms of this Agreement.

26.          Applicable Law.

The internal laws of the state of Washington will govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof.

27.          Forum Selection.

A suit, claim, or other action to enforce the terms of this Agreement will be brought exclusively in the state and federal courts of King County, Washington.

28.          Entire Agreement.

This Agreement (including all attachments, exhibits, and amendments) is the final and complete understanding between the Parties concerning licensing the Licensed Patents.  This Agreement supersedes any and all prior or contemporaneous negotiations, representations, and agreements, whether written or oral, concerning the Licensed Patents. This Agreement may not be modified in any manner, except by written agreement signed by an authorized representative of both Parties. Nothing in this Section excludes or limits any liability for fraud or fraudulent misrepresentation.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives.

Adaptimmune Limited		Universal Cells Inc

By:	/s/ James Noble	By:	/s/ Claudia Mitchell

Name:	James Noble	Name:	Claudia Mitchell

Title:	CEO	Title:	CEO

Date:	25-11-15	Date:	11/25/15

Exhibit A

Patent License Schedule

A1.          Licensed Patents:

A1.1               Group 1 Licensed Patents: Non-exclusive grant

UW#	IP#	Short Title	Status	Application Number	Filing Date	Grant
41571	41571.01US2	AAV Isolates and AAV Vectors	Issued/Granted	08/873,168	6/11/1997	Non-exclusive

A1.2               Group 2 Licensed Patents

UW#	IP#	Short Title	Status	Application Number	Filing Date	Grant
41754	41754.01US1	Targeted Gene Modification by Parvoviral Vectors	Converted	60/044,789	4/24/1997	Group 2 Licensed Patents Scope

	41754.02WO2	Targeted Gene Modification by Parvoviral Vectors	Nationalized	PCT/US98/07964	4/20/1998

	41754.03US1	Targeted Gene Modification by Parvoviral Vectors	Converted	60/106,191	10/28/1998

41754.04AU2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	72521/98	4/20/1998

41754.05CA2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	2,289,277	4/20/1998

41754.06EP2	Targeted Gene Modification by Parvoviral Vectors	Validated	98919818.9	4/20/1998

41754.10WO2	Targeted Gene Modification by Parvoviral Vectors	Nationalized	PCT/US99/25462	10/27/1999

41754.18US4	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	10/423,604	4/24/2003

41754.20FR2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998

41754.21DE2	Targeted Gene Modification by	Issued/Granted	98919818.9	4/20/1998

		Parvoviral Vectors

	41754.22CH2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998

	41754.23IE2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998

	41754.24GB2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998

	41754.25US5	Targeted Gene Modification by Parvoviral Vectors	Pending	13/114,117	5/24/2011

	41754.26CA3	Targeted Gene Modification by Parvoviral Vectors	Pending	2,797,661	4/20/1998

45039	45039.01GB2	Methods for Improving the Efficiency of Gene Targeting	Pending	1301125.9	1/22/2013	Jointly owned with third party

45039.02WO2	Methods for Improving the Efficiency of Gene Targeting	Pending	PCT/GB2014/050173	1/22/2014	Jointly owned with third party

A1.3               Group 3 Licensed Patents

UW#	IP#	Short Title	Status	Application Number	Filing Date	Grant

43950	43950.01US1	HLA Homozygous Cells and Methods of Use Thereof	Converted	60/905,966	3/9/2007	Exclusive all fields

	43950.02US2	HLA Homozygous Cells and Methods of Use Thereof	Issued/Granted	12/044,471	3/7/2008

	43950.03US4	HLA Homozygous Cells	Issued/Granted	13/333,010	12/21/2011

45038	N/A	***	Not Filed Yet	N/A	N/A

45365	45365.01US1	B2M-deficient human cells	Converted	61/477,474	4/20/2011	Exclusive all fields

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

	45365.02WO2	B2M-deficient human cells	Nationalized	PCT/US2012/034051	4/18/2012

	45365.03US2	B2M-deficient human cells	Pending	14/111,837	10/15/2013

	45365.04CA2	B2M-deficient human cells	Pending	2,833,173	4/18/2012

	45365.05EP2	B2M-deficient human cells	Pending	12720040.0	4/18/2012

	45365.06JP2	B2M-deficient human cells	Pending	Not available	4/18/2012

45826	45826.01US1	HLA Class II Deficient Cells	Converted	61/625,314	4/17/2012	Exclusive all fields

	45826.02WO2	HLA Class II Deficient Cells	Pending	PCT/US2013/032058	3/15/2013

46825	N/A	***	Not Filed Yet	N/A	N/A

46895	N/A	***	Not Filed Yet	N/A	N/A

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Licensed Patents includes University rights in any patent application that may be filed by University solely on the technology specified in invention disclosures listed above where the patent status is “Not Yet Filed”

Exhibit B

Licensed Materials

UW Materials to Transfer to Universal Cells

Cell lines

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AAV Vector stocks

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Plasmids

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Foamy Vectors and Plasmids

Foamy vectors

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Foamy helper plasmids

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Foamy backbones

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Foamy vector plasmids

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Foamy reprogramming plasmids

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Single chain construct plasmids

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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.